                                               Exhibit 4.5

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                   PURCHASE AND SALE AGREEMENT


                              AMONG


                   ANTIGUA FUNDING CORPORATION
                            PURCHASER


                     AT&T CAPITAL CORPORATION
            IN ITS INDIVIDUAL CAPACITY AND AS SERVICER


                               AND


               AT&T CAPITAL LEASING SERVICES, INC.
                     AT&T CREDIT CORPORATION
                         NCR CREDIT CORP.
               AT&T COMMERCIAL FINANCE CORPORATION
                             SELLERS


                   ---------------------------


                   DATED AS OF OCTOBER 1, 1996


                   ---------------------------




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

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.1    General  . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.2    Specific Terms . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.3    Usage of Terms . . . . . . . . . . . . . . . . . . . . .   3
     SECTION 1.4    Certain References . . . . . . . . . . . . . . . . . . .   3
     SECTION 1.5    No Recourse  . . . . . . . . . . . . . . . . . . . . . .   3
     SECTION 1.6    Action by or Consent of Noteholders or Equity
                    Certificateholders . . . . . . . . . . . . . . . . . . .   3

ARTICLE II     CONVEYANCE OF THE CONTRACTS . . . . . . . . . . . . . . . . .   4
     SECTION 2.1    Conveyance of Contracts and Related Assets . . . . . . .   4
     SECTION 2.2    Intention of the Parties . . . . . . . . . . . . . . . .   5

ARTICLE III    REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .   6
     SECTION 3.1    Representations and Warranties of TCC  . . . . . . . . .   6
     SECTION 3.2    Representations and Warranties of Leasing Services.  . .   8
     SECTION 3.3    Representations and Warranties of Credit Corp. . . . . .  10
     SECTION 3.4    Representations and Warranties of NCR Credit . . . . . .  12
     SECTION 3.5    Representations and Warranties of CFC  . . . . . . . . .  14
     SECTION 3.6    Representations and Warranties of Antigua  . . . . . . .  17

ARTICLE IV     COVENANTS OF THE SELLERS  . . . . . . . . . . . . . . . . . .  19
     SECTION 4.1    Protection of Title of Antigua and the Trust . . . . . .  19
     SECTION 4.2    Other Liens or Interests . . . . . . . . . . . . . . . .  22
     SECTION 4.3    Costs and Expenses . . . . . . . . . . . . . . . . . . .  22
     SECTION 4.4    Indemnification  . . . . . . . . . . . . . . . . . . . .  22
     SECTION 4.5    Negative Covenant  . . . . . . . . . . . . . . . . . . .  24

ARTICLE V REPURCHASES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 5.1    Repurchase of Contracts Upon Breach of Representation
                    or Warranty  . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 5.2    Reassignment of Purchased Contracts and Leased
                    Equipment  . . . . . . . . . . . . . . . . . . . . . . .  26
     SECTION 5.3    Waivers  . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VI     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  26
     SECTION 6.1    Liability of the Sellers and TCC . . . . . . . . . . . .  26
     SECTION 6.2    Merger or Consolidation of a Seller, TCC or Antigua  . .  26
     SECTION 6.3    Limitation on Liability of the Sellers, TCC and Others
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     SECTION 6.4    The Sellers and TCC May Own Notes or Equity
                    Certificates . . . . . . . . . . . . . . . . . . . . . .  28

     SECTION 6.5    Amendment  . . . . . . . . . . . . . . . . . . . . . . .  28
     SECTION 6.6    Notices  . . . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 6.7    Merger and Integration . . . . . . . . . . . . . . . . .  30
     SECTION 6.8    Severability of Provisions . . . . . . . . . . . . . . .  30
     SECTION 6.9    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 6.10   Counterparts . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 6.11   Conveyance of the Contracts to the Trust . . . . . . . .  30
     SECTION 6.12   Nonpetition Covenant . . . . . . . . . . . . . . . . . .  31


                                    SCHEDULES

Schedule A-1   --   Schedule of Lease Contracts and Leased Equipment

Schedule A-2   --   Schedule of Loan Contracts

Schedule B     --   Schedule of Representations and Warranties of the Sellers
                    and TCC

                         PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT, dated as of October 1, 1996, executed between Antigua Funding Corporation, a Delaware corporation, as purchaser ("Antigua"), AT&T Capital Corporation, a Delaware corporation, in its individual capacity ("TCC"), and as servicer (the "Servicer"), AT&T Capital Leasing Services, Inc., a Massachusetts corporation ("Leasing Services"), AT&T Credit Corporation, a Delaware corporation ("Credit Corp."), NCR Credit Corp., a Delaware corporation ("NCR Credit") and AT&T Commercial Finance Corporation, a Delaware corporation ("CFC"), as sellers (each a "Seller" and, together, "the Sellers").

                            W I T N E S S E T H:

         WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement, dated as of October 1, 1996 (the "Trust Agreement"), between Antigua and The Bank of New York, as Owner Trustee, Antigua has formed Capita Equipment Receivables Trust 1996-1 (the "Trust"), and the Trust has issued the Equity Certificates to Antigua; and

         WHEREAS, pursuant to the terms of an Indenture, dated as of October 1, 1996 (the "Indenture"), between the Trust and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"), the Trust has, on the Closing Date, issued the Notes (as defined in the Indenture); and

         WHEREAS, the Sellers own certain Lease Contracts as are more particularly described in Schedule A-1 attached hereto and have an ownership or security interest in the items of Equipment subject thereto (the "Leased Equipment"), as more particularly described in Schedule A-1 attached hereto, and the Sellers own certain Loan Contracts as are more particularly described in Schedule A-2 attached hereto, which create a security interest in the items of equipment subject thereto (the "Loan Equipment"), (the Loan Equipment and the Leased Equipment being collectively referred to herein as the "Equipment"); and

         WHEREAS, pursuant to the terms of a Transfer and Servicing Agreement, dated as of October 1, 1996 (the "Transfer and Servicing Agreement"), by and among the Trust, Antigua, as depositor, and TCC, in its individual capacity and as Servicer, to be executed concurrently with the execution of this Agreement, Antigua will convey the Contracts to the Trust; and

         WHEREAS, pursuant to a Loan Agreement, dated as of October 1, 1996, among the Owner Trustee, the Indenture Trustee, the Depositor, TCC, in its individual capacity and as Servicer, the Lenders party thereto, and the agent thereunder, there will be established a Cash Collateral Account for the benefit of the Noteholders and the Equity Certificateholders; and

         WHEREAS, Antigua has agreed to acquire the Contracts and the Leased Equipment from the Sellers and the Sellers have agreed to transfer the Contracts and the Leased Equipment to Antigua; and

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt of which is acknowledged, Antigua, TCC, the Servicer and the Sellers, intending to be legally bound, hereby agree as follows:


                                 ARTICLE I

                                DEFINITIONS

         SECTION 1.1 GENERAL. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. All capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Transfer and Servicing Agreement or, if not defined in the Transfer and Servicing Agreement, in the Indenture.

         SECTION 1.2 SPECIFIC TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "AGREEMENT" means this Purchase and Sale Agreement and all amendments hereof and supplements hereto.

         "CLOSING DATE" means October 15, 1996.

         "RELATED DOCUMENTS" means the Trust Agreement, the Indenture, the Transfer and Servicing Agreement, the Equity Certificates, the Notes and the Cash Collateral Account Agreement. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         "REPURCHASE EVENT" means, with respect to any Contract, the occurrence of a breach of any of the representations and warranties set forth in the Schedule of Representations that materially and adversely affects the value of such Contract.

         "SCHEDULE OF CONTRACTS" means, collectively, the schedules of Lease Contracts and Loan Contracts attached hereto as Schedule A-1 and Schedule A-2, respectively.

         "SCHEDULE OF REPRESENTATIONS" means the Schedule of
Representations and Warranties attached hereto as Schedule B.

         "TRUST" means the trust created by the Trust Agreement, the estate of which consists of the Trust Assets.

         "TRUST ASSETS" means the property and proceeds of every description conveyed pursuant to Section 2.6 of the Trust Agreement and
Section 2.1 of the Transfer and Servicing Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom), and the right to withdraw funds from the Cash Collateral Account pursuant to Section 8.06 of the Indenture.

         SECTION 1.3 USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Transfer and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         SECTION 1.4 CERTAIN REFERENCES. All references to the Contract Principal Balance of a Contract as of an Accounting Date shall refer to the close of business on such day, or as of the first day of a Monthly Period shall refer to the opening of business on such day. All references to the last day of a Monthly Period shall refer to the close of business on such day.

         SECTION 1.5 NO RECOURSE. Without limiting the obligations of the Sellers or TCC hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of any of Antigua, the Sellers, TCC, the Servicer, the Indenture Trustee or the Owner Trustee, or of any predecessor or successor of any of Antigua, the Sellers, TCC, the Servicer, the Indenture Trustee or the Owner Trustee.

         SECTION 1.6 ACTION BY OR CONSENT OF NOTEHOLDERS OR EQUITY CERTIFICATEHOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders or Equity Certificateholders, such provision shall be deemed to refer to Noteholders or Equity Certificateholders, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by such Noteholders or Equity Certificateholders, as the case may be. Solely for the purposes of any action to be taken, or consented to, by Noteholders or Equity Certificateholders, any Note or Equity Certificate registered in the name of any of Antigua, a Seller or TCC, or any Affiliate thereof (but not including the Revolving Trust), shall be deemed not to be outstanding, and the related Principal Balance, as applicable, evidenced thereby shall not be taken into account in determining whether the requisite Principal Balance necessary to effect any such action or consent has been obtained; PROVIDED, HOWEVER, that, solely for the purpose of determining whether the Indenture Trustee or Owner Trustee is entitled to rely upon any such action or consent, only Notes or Equity Certificates which the Indenture Trustee or Owner Trustee knows to be so owned shall be so disregarded.


                                 ARTICLE II

                        CONVEYANCE OF THE CONTRACTS

         SECTION 2.1  CONVEYANCE OF CONTRACTS AND RELATED ASSETS.

         (a) Each of the Sellers hereby subscribes to purchase the following number of shares of common stock, par value $.01 per share, of Antigua, in consideration for the amount of capital to be contributed by such Seller, all as specified below:

    Leasing Services:   $1,604,049,883.34    45.34 shares

    Credit Corp.:       $1,466,619,268.74    41.38 shares

    NCR Credit:         $  264,236,058.58     7.43 shares

    CFC:                $  170,225,456.83     4.85 shares

Antigua agrees that the capital to be contributed by any Seller may take the form of assets.

         (b) In satisfaction of its subscription agreement in Section 2.1(a) plus additional cash to be received from Antigua, each of the Sellers hereby sells, transfers, assigns, and otherwise conveys to Antigua, without recourse (but without limitation of its obligations in this Agreement), and Antigua hereby acquires, all right, title and interest, including security interests, whether now owned or hereafter acquired, of each of the Sellers in and to the following:

         (i) the Contracts, including, without limitation, (A) all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date, including but not limited to (1) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the

    Cut-Off Date), (2) Prepayments, (3) Liquidation Proceeds,
    (4) Extension Fees, (5) payments to be applied by the Servicer to the payment of insurance charges, maintenance, taxes or other similar obligations, and (6) payments to be retained by the Servicer in payment of Administrative Fees, (B) all security interests of the lessor or secured party, as the case may be, in the related Equipment and all present or future leases and other contracts relating to the Equipment and all revenues, payments, rights to payment, profits, accounts, chattel paper, products and contract rights arising from or related to the Equipment or any use thereof or from any such lease or other contract, (C) all rights of the lessor or secured party, as the case may be, in all Insurance Policies and all other security for the payment of amounts due under the Contracts (including all rights, if any, the lessor or the secured party may have against vendors and other third parties for payments of such amounts), (D) all items contained in the related Contract Files and any and all other documents that are kept on file in accordance with the applicable Seller's customary procedures relating to the Contracts, and (E) any and all proceeds of any and all of the foregoing; and

         (ii) the Leased Equipment and all proceeds thereof, including in any event and without limitation, all present and future leases and other contracts relating to the Leased Equipment and all revenues, payments, rights to payment, profits, accounts, chattel paper, products and contract rights arising from or related to the Leased Equipment or any use thereof or from any such lease or other contract, and any and all proceeds of any and all of the foregoing.

         (C) ANTIGUA ACKNOWLEDGES THAT THE SELLERS ARE TRANSFERRING THE LEASED EQUIPMENT "AS-IS, WHERE-IS," AND THAT THE SELLERS MAKE NO
REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED EQUIPMENT,
INCLUDING      WITHOUT LIMITATION ITS MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE.

         SECTION 2.2 INTENTION OF THE PARTIES. The execution and delivery of this Agreement shall constitute an acknowledgment by each of the Sellers, TCC and Antigua that they intend that each assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the property described in Section 2.1(b), conveying good title thereto free and clear of any Liens, from the Sellers to Antigua, and that all such property shall not be a part of the estate of any Seller or TCC in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, any Seller or TCC. In the event that such conveyance is determined to be made as security for a loan made by Antigua, the Trust, the Equity Certificateholders or the Noteholders to the Sellers or TCC, the Sellers and TCC hereby grant to Antigua a security interest in all of the Sellers' and TCC's right, title and interest in and to the property described in Section 2.1(b) to secure the loan determined to have been made to the Sellers or TCC and the payment and performance of the other obligations of the Sellers and TCC under this Agreement, and agree that in such event this Agreement shall constitute a security agreement under applicable law.


                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF TCC. TCC makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Contracts hereunder and the transfer of the Contracts by Antigua to the Trust under the Transfer and Servicing Agreement. TCC and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement at the Closing Date and that the Trust will thereafter be entitled to enforce this Agreement against TCC in the Trust's own name.

         (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract, the representations and warranties set forth on the Schedule of Representations are true and correct as of the date specified therein.

         (b)  ORGANIZATION AND GOOD STANDING.    TCC has been duly
    organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts transferred to Antigua.

         (c) DUE QUALIFICATION. TCC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the ownership or lease of its property or the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse impact on its business or financial condition.

         (d) POWER AND AUTHORITY. TCC has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and all of TCC's Related Documents have been duly authorized by TCC by all necessary corporate action.

         (e) NO CONSENTS. TCC holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

         (f) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of TCC's Related Documents have been duly executed and delivered, and effect a valid sale, transfer and assignment of the Contracts and the Originator's interest in the related Equipment, enforceable against TCC, and creditors of and purchasers from TCC; and this Agreement and each of TCC's Related Documents constitute legal, valid and binding obligations of TCC, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (g) NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of TCC, or any indenture, agreement, mortgage, deed of trust or other instrument to which TCC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to TCC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over TCC or any of its properties.

         (h) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of TCC, threatened against TCC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over TCC or any properties of TCC (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by TCC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

         (i) CHIEF EXECUTIVE OFFICES. The chief executive office of TCC is located at 44 Whippany Road, Morristown, New Jersey, and the offices where TCC keeps its records concerning the Contracts and related documents are in Morristown, New Jersey.

         SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF LEASING SERVICES. Leasing Services makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Contracts hereunder and the transfer thereof by Antigua to the Trust under the Transfer and Servicing Agreement. Leasing Services and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against Leasing Services in the Trust's own name.

         (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract sold by Leasing Services to Antigua hereunder, the representations and warranties set forth on the Schedule of Representations are true and correct as of the date specified therein.

         (b)  ORGANIZATION AND GOOD STANDING.    Leasing Services has been
    duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts sold by Leasing Services to Antigua hereunder.

         (c) DUE QUALIFICATION. Leasing Services is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the ownership or lease of its property or the conduct of its business requires such qualification and in which the failure to so comply would have a material adverse impact on its business or financial condition.

         (d) POWER AND AUTHORITY. Leasing Services has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; Leasing Services has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action; and the execution, delivery and performance of this Agreement and all of Leasing Services's Related Documents have been duly authorized by Leasing Services by all necessary corporate action.

         (e) NO CONSENTS. Leasing Services holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

         (f) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of Leasing Services's Related Documents have been duly executed and delivered, and effect a valid sale, transfer and assignment of the Contracts and Leasing Services' interest in the related Equipment, enforceable against Leasing Services, and creditors of and purchasers from Leasing Services; and this Agreement and each of Leasing Services's Related Documents constitute legal, valid and binding obligations of Leasing Services, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (g) NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of Leasing Services, or any indenture, agreement, mortgage, deed of trust or other instrument to which Leasing Services is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to Leasing Services of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Leasing Services or any of its properties.

         (h) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of Leasing Services, threatened against Leasing Services, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Leasing Services or any properties of Leasing Services (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Leasing Services of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

         (i) CHIEF EXECUTIVE OFFICES. The chief executive office of Leasing Services is located at 550 Cochituate Road, Framingham, Massachusetts, and the offices where Leasing Services keeps its records concerning the Contracts and related documents are in Framingham, Massachusetts.

         SECTION 3.3  REPRESENTATIONS AND WARRANTIES OF CREDIT CORP.
Credit Corp. makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the Closing Date but shall survive the sale, transfer and assignment of the Contracts hereunder and the transfer thereof by Antigua to the Trust under the Transfer and Servicing Agreement. Credit Corp. and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against Credit Corp. in the Trust's own name.

         (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract sold by Credit Corp. to Antigua hereunder, the representations and warranties set forth on the Schedule of Representations are true and correct as of the date specified therein.

         (b) ORGANIZATION AND GOOD STANDING. Credit Corp. has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts sold by Credit Corp. to Antigua hereunder.

         (c) DUE QUALIFICATION. Credit Corp. is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the ownership or lease of its property or the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse impact on its business or financial condition.

         (d) POWER AND AUTHORITY. Credit Corp. has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; Credit Corp. has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action; and the execution, delivery and performance of this Agreement and all of Credit Corp.'s Related Documents have been duly authorized by Credit Corp. by all necessary corporate action.

         (e) NO CONSENTS. Credit Corp. holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

         (f) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of Credit Corp.'s Related Documents have been duly executed and delivered, and effect a valid sale, transfer and assignment of the Contracts and Credit Corp.'s interest in the related Equipment, enforceable against Credit Corp., and creditors of and purchasers from Credit Corp.; and this Agreement and each of Credit Corp.'s Related Documents constitute legal, valid and binding obligations of Credit Corp., enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (g) NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of Credit Corp., or any indenture, agreement, mortgage, deed of trust or other instrument to which Credit Corp. is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to Credit Corp. of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Credit Corp. or any of its properties.

         (h) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of Credit Corp., threatened against Credit Corp., before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Credit Corp. or any properties of Credit Corp. (i) asserting the invalidity of this Agreement or any of the Related Documents,
    (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents,
    (iii) seeking any determination or ruling that might materially and adversely affect the performance by Credit Corp. of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

         (i) CHIEF EXECUTIVE OFFICES. The chief executive office of Credit Corp. is located at 2 Gatehall Drive, Parsippany, New Jersey and the offices where Credit Corp. keeps its records concerning the Contracts and related documents are in Parsippany, New Jersey.

         SECTION 3.4 REPRESENTATIONS AND WARRANTIES OF NCR CREDIT. NCR Credit makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the Closing Date but shall survive the sale, transfer and assignment of the Contracts hereunder and the transfer thereof by Antigua to the Trust under the Transfer and Servicing Agreement. NCR Credit and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against NCR Credit in the Trust's own name.

         (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract sold by NCR Credit to Antigua hereunder, the representations and warranties set forth on the Schedule of Representations are true and correct as of the date specified therein.

         (b) ORGANIZATION AND GOOD STANDING. NCR Credit has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts sold by NCR Credit to Antigua hereunder.

         (c) DUE QUALIFICATION. NCR Credit is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the ownership or lease of its property or the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse impact on its business or financial condition.

         (d) POWER AND AUTHORITY. NCR Credit has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; NCR Credit has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action; and the execution, delivery and performance of this Agreement and all of NCR Credit's Related Documents have been duly authorized by NCR Credit by all necessary corporate action.

         (e) NO CONSENTS. NCR Credit holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

         (f) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of NCR Credit's Related Documents have been duly executed and delivered, and effect a valid sale, transfer and assignment of the Contracts and NCR Credit's interest in the related Equipment, enforceable against NCR Credit, and creditors of and purchasers from NCR Credit; and this Agreement and each of NCR Credit's Related Documents constitute legal, valid and binding obligations of NCR Credit, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (g) NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of NCR Credit, or any indenture, agreement, mortgage, deed of trust or other instrument to which NCR Credit is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to NCR Credit of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NCR Credit or any of its properties.

         (h) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of NCR Credit, threatened against NCR Credit, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NCR Credit or any properties of NCR Credit (i) asserting the invalidity of this Agreement or any of the Related Documents,
    (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents,
    (iii) seeking any determination or ruling that might materially and adversely affect the performance by NCR Credit of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

         (i) CHIEF EXECUTIVE OFFICES. The chief executive office of NCR Credit is located at 2 Gatehall Drive, Parsippany, New Jersey, and the offices where NCR Credit keeps its records concerning the Contracts and related documents are in Parsippany, New Jersey.

         SECTION 3.5 REPRESENTATIONS AND WARRANTIES OF CFC. CFC makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the Closing Date but shall survive the sale, transfer and assignment of the Contracts hereunder and the transfer thereof by Antigua to the Trust under the Transfer and Servicing Agreement. CFC and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this

Agreement and that the Trust will thereafter be entitled to enforce this Agreement against CFC in the Trust's own name.

         (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract sold by CFC to Antigua hereunder, the representations and warranties set forth on the Schedule of Representations are true and correct as of the date specified therein.

         (b) ORGANIZATION AND GOOD STANDING. CFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts sold by CFC to Antigua hereunder.

         (c) DUE QUALIFICATION. CFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the ownership or lease of its property or the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse impact on its business or financial condition.

         (d) POWER AND AUTHORITY. CFC has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; CFC has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action; and the execution, delivery and performance of this Agreement and all of CFC's Related Documents have been duly authorized by CFC by all necessary corporate action.

         (e) NO CONSENTS. CFC holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

         (f) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of CFC's Related Documents have been duly executed and delivered, and effect a valid sale, transfer and assignment of the Contracts and CFC's interest in the related Equipment, enforceable against CFC, and creditors of and purchasers from CFC;

    and this Agreement and each of CFC's Related Documents constitute legal, valid and binding obligations of CFC, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (g) NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of CFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which CFC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to CFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CFC or any of its properties.

         (h) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of CFC, threatened against CFC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over CFC or any properties of CFC (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

         (i) CHIEF EXECUTIVE OFFICES. The chief executive office of CFC is located at 44 Whippany Road, Morristown, New Jersey, and the offices where CFC keeps its records concerning the Contracts and related documents are in Morristown, New Jersey.

         SECTION 3.6 REPRESENTATIONS AND WARRANTIES OF ANTIGUA. Antigua makes the following representations and warranties, on which each of the Sellers and

TCC relies in selling, assigning, transferring and conveying the Contracts to Antigua hereunder. Such representations are made as of the Closing Date but shall survive the sale, transfer and assignment of the Contracts hereunder and the transfer thereof by Antigua to the Trust under the Transfer and Servicing Agreement.

         (a) ORGANIZATION AND GOOD STANDING. Antigua has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Contracts and to transfer the Contracts to the Trust pursuant to the Transfer and Servicing Agreement.

         (b) DUE QUALIFICATION. Antigua is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect (i) Antigua's ability to acquire the Contracts, (ii) the validity or enforceability of the Contracts or (iii) Antigua's ability to perform its obligations hereunder and under the Related Documents.

         (c) POWER AND AUTHORITY. Antigua has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and to acquire the Contracts and the Equipment; and the execution, delivery and performance of this Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by Antigua by all necessary action.

         (d) NO CONSENTS. Antigua holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

         (e) BINDING OBLIGATION. This Agreement and each of Antigua's Related Documents constitutes a legal, valid and binding obligation of Antigua, enforceable against Antigua in accordance with its terms; and this Agreement and each of Antigua's Related Documents constitute legal, valid and binding obligations of Antigua, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) NO VIOLATION. The execution, delivery and performance by Antigua of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under the certificate of incorporation or bylaws of Antigua, or any indenture, agreement, mortgage, deed of trust or other instrument to which Antigua is a party or by which Antigua is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Transfer and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to Antigua or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over Antigua or any of its properties.

         (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of Antigua, threatened against Antigua, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Antigua or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Antigua of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or the transfer of the Contracts to the Trust pursuant to the Transfer and Servicing Agreement.

         (h) CHIEF EXECUTIVE OFFICES. The chief executive office of Antigua is located at 44 Whippany Road, Morristown, New Jersey, and the offices where Antigua keeps its records concerning the Contracts and related documents are in Morristown, New Jersey.

In the event of any breach of a representation and warranty made by Antigua hereunder, each of the Sellers and TCC covenants and agrees that (i) it will not take any action or pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes and Certificates issued by the Trust, or a trust or similar vehicle formed by Antigua, have been paid in full, and (ii) any remedy it may have hereunder is subject to Section 6.12. Each of the Sellers, TCC and Antigua agree that damages will not be an adequate remedy for breach of the foregoing covenant and that this covenant may be specifically enforced by Antigua or by the Owner Trustee on behalf of the Trust.


                                 ARTICLE IV

                          COVENANTS OF THE SELLERS

         SECTION 4.1  PROTECTION OF TITLE OF ANTIGUA AND THE TRUST.

         (a) At or prior to the Closing Date, Leasing Services shall have filed or caused to be filed UCC-1 financing statements, executed by Leasing Services, as seller or debtor, naming Antigua as secured party and the Trust as assignee and (i) describing the Contracts and other property described in Section 2.1 as collateral, filed with the office of the Secretary of State of the Commonwealth of Massachusetts and in the appropriate filing office in Middlesex County, and (ii) describing the Leased Equipment as collateral, filed with the appropriate filing office in each jurisdiction where Leased Equipment is located (other than Tennessee and Maryland). Leasing Services shall deliver (or cause to be delivered) to Antigua, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Leasing Services fails to perform its obligations under this subsection, Antigua or the Owner Trustee may do so at the expense of TCC.

         (b) At or prior to the Closing Date, Credit Corp. shall have filed or caused to be filed UCC-1 financing statements, executed by Credit Corp., as seller or debtor, naming Antigua as secured party and the Trust as assignee and (i) describing the Contracts and other property described in Section 2.1 as collateral, with the office of the Secretary of State of the State of New Jersey, and (ii) describing the Leased Equipment as collateral, filed with the appropriate filing office in each jurisdiction where Leased Equipment is located (other than Tennessee and Maryland). Credit Corp. shall deliver (or cause to be delivered) to Antigua, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Credit Corp. fails to perform its obligations under this subsection, Antigua or the Owner Trustee may do so at the expense of TCC.

         (c) At or prior to the Closing Date, NCR Credit shall have filed or caused to be filed UCC-1 financing statements, executed by NCR Credit, as seller or debtor, naming Antigua as secured party and the Trust as assignee and (i) describing the Contracts and other property described in
Section 2.1 as collateral, with the office of the Secretary of State of the State of New Jersey, and (ii) describing the Leased Equipment as collateral, filed with the appropriate filing office in each jurisdiction where Leased Equipment is located (other than Tennessee and Maryland). NCR Credit shall deliver (or cause to be delivered) to Antigua, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that NCR Credit fails to perform its obligations under this subsection, Antigua or the Owner Trustee may do so at the expense of TCC.

         (d) At or prior to the Closing Date, CFC shall have filed or caused to be filed UCC-1 financing statements, executed by CFC, as seller or debtor, naming Antigua as secured party and the Owner Trust as assignee and (i) describing the Contracts and other property described in Section
2.1 as collateral, with the office of the Secretary of State of the State of Oregon, and (ii) describing the Leased Equipment as collateral, filed with the appropriate filing office in each jurisdiction where Leased Equipment is located (other than Tennessee and Maryland). CFC shall deliver (or cause to be delivered) to Antigua, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that CFC fails to perform its obligations under this subsection, Antigua or the Owner Trustee may do so at the expense of TCC.

         (e) If any of the Sellers or TCC change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by such Seller or TCC (or by Antigua or the Owner Trustee on behalf of such Seller or TCC) in accordance with paragraphs (a) - (d) above seriously misleading within the meaning of Section 9-402(7) of the UCC, it shall give Antigua and the Owner Trustee written notice thereof no later than 10 days following the occurrence of such change, and shall file appropriate amendments to all such previously filed financing statements and continuation statements within the time period required by the UCC.

         (f) If any of the Sellers or TCC relocate its principal executive office and, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, it shall give Antigua, the Indenture Trustee and the Owner Trustee written notice thereof; and shall promptly file such appropriate amendments or financing statements within the time period required by the UCC.

         (g) Each of the Sellers and TCC shall at all times maintain its principal executive office, and any office from which it services
Contracts, within the United States of America.

         (h) Each of the Sellers shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Contracts, the Leased Equipment and the other items described in Section 2.1(b) to Antigua, and the conveyance of the Contracts by Antigua to the Trust, the master computer records (including archives) of each of the Sellers that shall refer to a Contract, any Leased

Equipment or any of the other items described in Section 2.1(b) indicate clearly that such Contract, Leased Equipment or other item described in
Section 2.1(b) has been sold to Antigua and that such Contract has been conveyed by Antigua to the Trust. Indication of the Trust's ownership of a Contract shall be deleted from or modified on any of the Sellers' computer systems when, and only when, the Contract has been paid in full, liquidated (including receipt of all recoveries reasonably expected to be collected) or purchased by the Depositor or TCC.

         (i) If at any time any of the Sellers shall propose to sell, grant a security interest in, or otherwise transfer any interest in lease contracts or loan contracts of a character similar to the Contracts to any prospective purchaser, lender or other transferee, such Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold to Antigua and is owned by the Trust. Each Seller, TCC and Antigua agree that, if any one of them receives an inquiry from a bona fide potential creditor regarding whether any lease contract, loan contract or item of equipment is identified on the Schedule of Contracts, they will instruct the Indenture Trustee to disclose the contents of the Schedule of Contracts to such potential creditor in accordance with the provisions of Section 11.17 of the Indenture.

         (j) If any Seller receives payments in respect of Contracts, any Leased Equipment or any of the other items described in Section 2.1(b), such Seller agrees to pay or cause to be paid to the Servicer all such payments as soon as practicable after identification thereof, but in no event later than two Business Days after receipt thereof by such Seller.

         (k) Each Seller shall notify Antigua and the Indenture Trustee within three Business Days after becoming aware of any Lien on any Contract, Leased Equipment or other item described in Section 2.1(b), other than the conveyances hereunder or under the Transfer and Servicing Agreement.

         (l) Each Seller will promptly pay and discharge all taxes, assessments, levies and other governmental charges imposed on it which may materially and adversely affect any of the Contracts, Leased Equipment or other items described in Section 2.1(b), or Antigua's rights with respect thereto.

         (m) Each Seller hereby agrees that it will perform its obligations under the agreements relating to the Contracts in conformity with its customary and usual policies and procedures relating to the Contracts.

         (n) No later than 10 days after the Closing Date, the Sellers and TCC shall deliver to Antigua, the Owner Trustee and the Indenture Trustee a written certification that all notifications and consents required by paragraph (R) in the Schedule of Representations hereto have been given or obtained, as applicable.

         SECTION 4.2 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder, with respect to any Contract, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on such Contract or any interest therein, and such Seller shall defend the right, title, and interest of Antigua and the Trust in and to such Contract against all claims of third parties claiming through or under such Seller.

         SECTION 4.3 COSTS AND EXPENSES. Each Seller and TCC shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and its Related Documents.

         SECTION 4.4  INDEMNIFICATION.

         Each of the Sellers, acting severally and not jointly, and TCC, as applicable, shall defend, indemnify and hold harmless Antigua, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Equity Certificateholders from and against:

         (a) any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any representations and warranties of such Seller or TCC, as applicable, contained herein (other than those set forth in the Schedule of Representations, the exclusive remedies for which are specified in Section 5.1);

         (b) any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation of any item of Equipment (notwithstanding the disclaimer of Section 2.1(c)); and, in addition, each of the Sellers and TCC shall cause Antigua and the Trust to be named as an additional insured under its liability insurance policies;

         (c) any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Trust Assets other than any action taken in accordance with this Agreement or any Related Document;

         (d) any taxes that may at any time be asserted against Antigua, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Equity Certificateholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Contracts to Antigua and of the Trust Assets to the Trust or the issuance and original sale of the Notes or the Equity Certificates, or asserted with respect to ownership of the Contracts or the Trust Assets, which shall be indemnified by the Sellers and TCC pursuant to clause (e) below), or federal, state or other income taxes, arising out of distributions on the Notes or the Equity Certificates or transfer taxes arising in connection with the transfer of the Notes or the Equity Certificates) and costs and expenses in defending against the same, arising or imposed against such Persons by reason of the acts to be performed by such Seller or TCC, as applicable, under this Agreement;

         (e) any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Contracts and the conveyance or ownership of the Trust Assets under the Purchase Agreement or the Transfer and Servicing Agreement or the issuance and original sale of the Notes and the Equity Certificates, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes or Equity Certificates) and costs and expenses in defending against the same, arising or imposed against such Persons;

         (f) any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon Antigua, the Owner Trustee, the Trust, the Indenture Trustee, the Noteholders and the Equity Certificateholders through the negligence, willful misfeasance, or bad faith of such Seller or TCC, as applicable, in the performance of its duties under this Agreement or by reason of reckless disregard of the obligations and duties of such Seller or TCC, as applicable, under this Agreement;

         (g) any loss, liability or expense incurred by reason of the violation by such Seller or TCC, as applicable, of federal or state securities laws in connection with the registration or the sale of the Notes and the Equity Certificates; and

         (h) any loss, liability or expense imposed upon, or incurred by, Antigua, the Owner Trustee, the Indenture Trustee, the Trust, the Noteholders or the Equity Certificateholders as a result of the failure of any Contract, or the sale of the related Equipment, to comply with all requirements of applicable law, but only to the extent such loss, liability or expense is not covered by the repurchase of such Contract and Equipment as required by Section 5.1.

         Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. The indemnity obligations hereunder shall be in addition to any obligation that any Seller or TCC, as applicable, may otherwise have.

         Promptly after receipt by an indemnified party under this Section
4.4 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         SECTION 4.5 NEGATIVE COVENANT. TCC and the Sellers (a) shall not engage in any transaction or series of transactions or otherwise take any action or omit to take any action which could result in a determination that any Seller shall have received less than reasonably equivalent value for the transfer and conveyance of the Contracts and the other property described in Section 2.1(b) to Antigua either on the Closing Date or thereafter and (b) in any event, shall not use the proceeds received from the transfer and conveyance of the Contracts and the other property described in Section 2.1(b) either on the Closing Date or thereafter (i) to pay any dividend or make any distribution on or in respect of its capital stock or (ii) to purchase, redeem or otherwise acquire or retire for value any of its capital stock or the capital stock of any of its affiliates (other than any of its wholly owned subsidiaries or a corporation which by virtue thereof would become a wholly owned subsidiary of the Seller), if, in the case of either (i) or (ii), at the time of any such action and after giving effect thereto (x) the present fair saleable value of the assets of such Seller or TCC is less than the amount that would be required to be paid on or in respect of such Seller's or TCC's total liabilities (including a reasonable estimate of its contingent liabilities (net of tax benefits to the extent reasonably likely to be realized)), (y) the assets of such Seller or TCC constitute an unreasonably small capital to carry out such Seller's or TCC's business as it is then conducted or as such Seller or TCC then intends to conduct its business or (z) such Seller or TCC has incurred, intends to incur, or believes that it will incur, debts that would be beyond such Seller's or TCC's ability to pay as they mature.

                                 ARTICLE V

                                REPURCHASES

         SECTION 5.1  REPURCHASE OF CONTRACTS UPON BREACH OF
REPRESENTATION OR WARRANTY. Upon the occurrence of a Repurchase Event, TCC shall, unless such breach shall have been cured in all material respects, repurchase such Contract from the Trust and the related Leased Equipment (in the case of a Lease Contract) from Antigua and, on or before the related Deposit Date, TCC shall pay the Purchase Amount to the Servicer on behalf of the Owner Trustee and Antigua pursuant to Section 2.6 of the Transfer and Servicing Agreement. It is understood and agreed that, except as set forth in the following paragraph, the obligation of TCC to repurchase any Contract and the related Leased Equipment (if applicable) as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against TCC and the applicable Seller for such breach available to Antigua, the Noteholders, the Equity Certificateholders, the Owner Trustee on behalf of the Equity Certificateholders or the Indenture Trustee on behalf of the Noteholders. The provisions of this Section 5.1 are intended to grant the Owner Trustee and the Indenture Trustee a direct right against TCC to demand performance hereunder, and in connection therewith, TCC waives any requirement of prior demand against Antigua or the Sellers with respect to such repurchase obligation. Notwithstanding any other provision of this Agreement or the Transfer and Servicing Agreement to the contrary, the obligation of TCC under this Section shall not terminate upon a termination of TCC as Servicer under the Transfer and Servicing Agreement and shall be performed by TCC in accordance with the terms hereof notwithstanding the failure of the Servicer or Antigua to perform any of their respective obligations with respect to such Contract under the Transfer and Servicing Agreement.

         In addition to the foregoing and notwithstanding whether the related Contract and the related Leased Equipment (if applicable) shall have been purchased by TCC, TCC shall indemnify Antigua, the Owner Trustee, the Indenture Trustee, the Trust, the Noteholders and the Equity Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

         SECTION 5.2 REASSIGNMENT OF PURCHASED CONTRACTS AND LEASED EQUIPMENT. Upon deposit in the Collection Account of the Purchase Amount of any Contract and the related Leased Equipment (if applicable) repurchased by TCC under Section 5.1, Antigua and the Owner Trustee shall take such steps as may be reasonably requested by TCC in order to assign to TCC all of Antigua's and the Trust's right, title and interest in and to such Contract and the related Leased Equipment (if applicable) and all security and documents conveyed to Antigua and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of Antigua or the

Owner Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Contract and the related Leased Equipment (if applicable), in any enforcement suit or legal proceeding, it is held that TCC may not enforce any such Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, Antigua and the Owner Trustee shall, at the expense of TCC, take such steps as TCC deems reasonably necessary to enforce the Contract, including bringing suit in Antigua's or the Owner Trustee's name or the name of the Indenture Trustee on behalf of the Noteholders or Equity Certificateholders, as applicable.

         SECTION 5.3 WAIVERS. No failure or delay on the part of Antigua, the Trust or the Owner Trustee as assignee of Antigua, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.


                                 ARTICLE VI

                               MISCELLANEOUS

         SECTION 6.1 LIABILITY OF THE SELLERS AND TCC. Each of the Sellers and TCC shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken, individually and not jointly, by each Seller and TCC, and the representations and warranties of each Seller and TCC.

         SECTION 6.2 MERGER OR CONSOLIDATION OF A SELLER, TCC OR ANTIGUA. Any corporation or other entity (i) into which any Seller, TCC or Antigua may be merged or consolidated, (ii) resulting from any merger or consolidation to which any Seller, TCC or Antigua is a party or
(iii) succeeding to the business of any Seller, TCC or Antigua, shall be the successor to such Seller, TCC or Antigua, as the case may be (without relieving such Seller, TCC or Antigua of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Such Seller, TCC or Antigua shall promptly inform the other parties, the Owner Trustee and the Indenture Trustee of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and
(iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 (other than subsections (a) and (i)), 3.2 (other than subsections (a) and (i)), 3.3 (other than subsections (a) and (i)), 3.4 (other than subsections (a) and (i)), 3.5 (other than subsections (a) and (i)) and 3.6 (other than subsection (h)) of this Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) such Seller, TCC or Antigua, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating

Agencies prior to the consummation of such transaction and shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this
Section 6.2 and that all conditions precedent, if any, provided for in this Agreement, relating to such transaction have been complied with, and
(z) such Seller, TCC or Antigua, as applicable, shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Assets and reciting the details of the filings or
(B) no such action shall be necessary to preserve and protect such interest.

         SECTION 6.3  LIMITATION ON LIABILITY OF THE SELLERS, TCC AND
OTHERS.

         (a) Except with respect to the Representations and Warranties herein and in the Schedule of Representations, and the indemnification obligations set forth in Section 4.4 herein, each Seller and TCC may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Each Seller and TCC shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Related Documents and that in its reasonable judgment may involve it in any expense or liability.

         (b) Any officer, director, employee or agent of TCC or any Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Neither any Seller nor TCC shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Related Documents and that in its reasonable judgment may involve it in any expense or liability.

         SECTION 6.4 THE SELLERS AND TCC MAY OWN NOTES OR EQUITY CERTIFICATES. Subject to the provisions of the Transfer and Servicing Agreement, each of the Sellers and TCC, and any Affiliate of any Seller or TCC, may in its individual or any other capacity become the owner or pledgee of Notes or Equity Certificates with the same rights as it would have if it were not a Seller, TCC or an Affiliate thereof (except as provided in Section 1.6).

         SECTION 6.5  AMENDMENT.

         (a) This Agreement may be amended by the Sellers, TCC and Antigua without the consent of the Owner Trustee, the Indenture Trustee, the Equity Certificateholders or the Noteholders (i) to cure any ambiguity;
(ii) to correct or supplement any provisions in this Agreement that may be inconsistent with any other provisions herein; or (iii) to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions hereof, PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of the Noteholders or Equity Certificateholders.

         (b) This Agreement may also be amended from time to time by the Sellers, TCC and Antigua, with the prior written consent of a Note Majority and an Equity Certificate Majority (which consent of any Holder of an Equity Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Equity Certificate or Note and of any Equity Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Equity Certificate or Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Equity Certificateholders or the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts, distributions that shall be required to be made on any Equity Certificate or Note or the applicable rate of interest payable thereon,
(ii) amend any provisions of Section 5.06 or 8.03 of the Indenture in such a manner as to affect the priority of payment of interest or principal to Noteholders or Equity Certificateholders, or (iii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes or Equity Certificates then Outstanding and affected thereby; and PROVIDED, FURTHER, that no such amendment shall be effective unless and until the Rating Agency Condition has been satisfied.

         (c) Promptly after the execution of any such amendment or consent, the Owner Trustee or the Indenture Trustee, as applicable, shall furnish written notification of the substance of such amendment or consent to each Equity Certificateholder and Noteholder.

         (d) It shall not be necessary for the consent of Equity Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Equity Certificateholders and Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Equity Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of an Equity Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Equity Certificate or Note and of any Equity Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Equity Certificate or Note.

         SECTION 6.6 NOTICES. All demands, notices and communications to the Sellers, TCC or Antigua hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt:

         (a) in the case of TCC, to AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983, Attention: General Counsel, or such other address as shall be designated by TCC in a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee;

         (b)  in the case of Leasing Services, to AT&T Capital
Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983,
Attention: General Counsel, or such other address as Leasing Services shall be designated by a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee;

         (c) in the case of Credit Corp., to AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983, Attention: General Counsel, or such other address as shall be designated by Credit Corp. in a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee;

         (d) in the case of NCR Credit, to AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983, Attention: General Counsel, or such other address as shall be designated by NCR Credit in a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee;

         (e) in the case of CFC, to AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983, Attention: General Counsel, or such other address as CFC shall be designated by CFC in a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee; and

         (f) in the case of Antigua, to AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983, Attention: General Counsel.

         SECTION 6.7 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 6.8 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 6.10 COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 6.11 CONVEYANCE OF THE CONTRACTS TO THE TRUST. The Sellers and TCC acknowledge that Antigua intends, pursuant to the Transfer and Servicing Agreement, to convey the Contracts, the Leased Equipment and the other items described in Section 2.1(b), together with its rights under this Agreement, to the Trust on the Closing Date. The Sellers and TCC acknowledge and consent to such conveyance and waive any further notice thereof and covenant and agree that the representations and warranties of the Sellers and TCC contained in this Agreement and the rights of Antigua hereunder are intended to benefit the Owner Trustee, the Indenture Trustee, the Trust, the Noteholders and the Equity Certificateholders. In furtherance of the foregoing, the Sellers and TCC covenant and agree to perform their duties and obligations hereunder, in accordance with the terms hereof, for the benefit of the Owner Trustee, the Indenture Trustee, the Trust, the Equity Certificateholders and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, the Sellers and TCC shall be directly liable to the Owner Trustee, the Indenture Trustee and the Trust (notwithstanding any failure by the Servicer or Antigua to perform its duties and obligations hereunder or under the Transfer and Servicing Agreement) and that the Owner Trustee and the Indenture Trustee may enforce the duties and obligations of the Sellers or TCC under this Agreement against the Sellers or TCC for the benefit of the Trust, the Equity Certificateholders and the Noteholders.

         SECTION 6.12 NONPETITION COVENANT. Neither the Sellers, TCC nor Antigua shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of the Sellers or TCC, against Antigua) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or Antigua) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or Antigua).

                   IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

                                  ANTIGUA FUNDING CORPORATION,
                                      as Purchaser

                                  By /s/ James Elton
                                     -----------------------------------------
                                      Name:  James Elton
                                      Title: Vice President

                                  AT&T CAPITAL CORPORATION,
                                      In its individual capacity and as
                                      Servicer

                                  By /s/ Ramon Oliu, Jr.
                                     -----------------------------------------
                                      Name:  Ramon Oliu, Jr.
                                      Title: Vice President and Controller

                                  AT&T CAPITAL LEASING SERVICES, INC.,
                                      as a Seller

                                  By /s/ Glenn A. Votek
                                     -----------------------------------------
                                      Name:  Glenn A. Votek
                                      Title: Assistant Treasurer

                                  AT&T CREDIT CORPORATION,
                                      as a Seller

                                  By /s/ Glenn A. Votek
                                     -----------------------------------------
                                      Name:  Glenn A. Votek
                                      Title: Assistant Treasurer

                                  NCR CREDIT CORP.,
                                      as a Seller

                                  By /s/ Glenn A. Votek
                                     -----------------------------------------
                                      Name:  Glenn A. Votek
                                      Title: Assistant Treasurer

                                  AT&T COMMERCIAL FINANCE
                                  CORPORATION, as a Seller

                                  By /s/ Glenn A. Votek
                                     -----------------------------------------
                                      Name:  Glenn A. Votek
                                      Title: Assistant Treasurer

                                SCHEDULE A-1


              SCHEDULE OF LEASE CONTRACTS AND LEASED EQUIPMENT


                               INTENTIONALLY
                                  OMITTED

                                SCHEDULE A-2



                         SCHEDULE OF LOAN CONTRACTS


                               INTENTIONALLY
                                  OMITTED

                                 SCHEDULE B


                 SCHEDULE OF REPRESENTATIONS AND WARRANTIES
                           OF THE SELLERS AND TCC

         With respect to each Contract as of the Cut-Off Date, the applicable Seller and TCC represent and warrant as follows :

         A. CHARACTERISTICS OF CONTRACTS. Each Contract (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies),
(ii) has been duly and properly sold, assigned and conveyed by the applicable Seller to Antigua, (iii) was originated by one of the Sellers in the ordinary course of such Seller's business, or (in the case of any Contract purchased by one of the Sellers) was acquired by such Seller for proper consideration and was validly assigned to such Seller by the originator of such Contract, and (iv) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related Equipment).

         B. ADVERSE SELECTION. No selection procedures adverse to the Noteholders or Equity Certificateholders were utilized in selecting the Contract from those lease and loan contracts owned by the Seller on the Cut-Off Date.

         C. COMPLIANCE WITH LAW. All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Contracts, have been complied with in all material respects.

         D. NO DEFAULT. There is no known default, breach, violation or event permitting cancellation or termination of the Contract by the lessor (in the case of Lease Contracts) or by the secured party (in the case of Loan Contracts) under the terms of any Contract (other than Scheduled Payment delinquencies (in excess of 10% of the Scheduled Payment due) of not more than 59 days), and (except for payment extensions and waivers of Administrative Fees in accordance with TCC's servicing and collections policies and procedures) there has been no waiver of any of the foregoing; and as of the Cut-Off Date, no related Equipment had been repossessed.

         E. GOOD TITLE. Immediately prior to the sale, assignment and conveyance of each Contract by a Seller to Antigua, such Seller had good title to such Contract and the Seller's interest in the related Equipment (subject to the terms of such Contract) and was the sole owner thereof, free of any Lien (other than the rights of the Obligor under the related Contract).

         F. NO IMPAIRMENT. No person has a participation in or other right to receive Scheduled Payments under any Contract, and none of the Sellers nor TCC has taken any action to convey any right to any Person that would result in such Person having a right to Scheduled Payments received with respect to any Contract.

         G. NO FRAUD OR MISREPRESENTATION. Each Contract was originated or purchased by a Seller and sold by such Seller to Antigua without any fraud or misrepresentation on the part of such Seller or TCC.

         H. THE OBLIGORS. Each Obligor (i) is located in the United States, and (ii) is not (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof or (b) Antigua, a Seller, TCC or any subsidiary thereof.

         I. LAWFUL ASSIGNMENT. The sale, transfer and assignment of such Contract and the Seller's interest in the related Equipment from a Seller to Antigua under this Agreement, and the transfer and conveyance of such Contract from, and grant of a security interest in the related Equipment by, Antigua to the Trust under the Transfer and Servicing Agreement, are not unlawful, void or voidable under the laws of the jurisdiction applicable to such Contract.

         J. ALL FILINGS MADE. All filings and other actions required to be made, taken or performed by any Person in any jurisdiction to give Antigua a first priority perfected lien or ownership interest in the Contracts and a first priority perfected security interest in the Seller's interest in the Equipment have been made, taken or performed.

         K. CONTRACT FILES COMPLETE. There exists a Contract File pertaining to each Contract, and such Contract File contains the Contract or a facsimile copy thereof.

         L. ONE ORIGINAL. There is only one original executed copy of each Contract or, if there are multiple originals, all such originals are in the possession of the Seller or the signed original in the possession of the Seller is noted thereon as being the only copy that constitutes chattel paper.

         M. CHATTEL PAPER. The Contracts constitute chattel paper within the meaning of the UCC as in effect in the States of New Jersey, Massachusetts and Oregon (other than those Contracts in which the lessor is financing exclusively the Obligor's software license or maintenance contract for leased Equipment, which constitute either "accounts" or "general intangibles" under the UCC, and which Contracts, in proportion to the Initial Contract Pool Principal Balance, are not material).

         N. OBLIGOR BANKRUPTCY. Each Contract was entered into by an Obligor who, at the Cut-Off Date, had not been identified on the records of TCC or the Sellers as being the subject of a current bankruptcy proceeding.

         O. COMPUTER TAPE. The Computer Tape containing information with respect to the Contracts that was made available by Antigua to the Owner Trustee and the Indenture Trustee on the Closing Date and was used to select the Contracts was complete and accurate in all material respects as of the Cut-Off Date and includes a description of the same Contracts that are described in the Schedule of Contracts to the Transfer and Servicing Agreement.

         P. MARKING RECORDS. By the Closing Date, the portions of the electronic master record of TCC and each Seller relating to the Contracts will have been clearly and unambiguously marked to show that the Contracts constitute part of the Trust Assets and are owned by the Trust in accordance with the terms of the Transfer and Servicing Agreement.

         Q. PAST DUE. No Contract has a Scheduled Payment delinquency (in excess of 10% of the Scheduled Payment due) of more than 59 days past due as of the Cut-Off Date (although some Contracts may have experienced such delinquencies prior to the Cut-Off Date).

         R. ASSIGNMENT TO THE OWNER TRUST. Each Contract may be sold, assigned and transferred by the Seller to Antigua, and may be assigned and transferred by Antigua to the Trust, without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than
(i) certain Contracts which, in proportion to the aggregate of all the Contracts, are not material that require notification of the assignment to the Obligor, which notification will have been given by the Servicer not more than 10 days following the Closing Date and (ii) Contracts which, in proportion to the aggregate of all the Contracts, are not material that require the consent of the Obligor, which consent will have been obtained not more than 10 days following the Closing Date.

         S. CONTRACT NOT ASSUMABLE. Each Contract prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Contract by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Equipment, without the prior consent of the lessor (in the case of Lease Contracts) or the secured party (in the case of Loan Contracts), other than Contracts which may (i) permit assignment to a subsidiary, corporate parent or other affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined by TCC in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor.

         T. PAYMENTS IN UNITED STATES DOLLARS. The Obligor under each Contract is required to make payments thereunder (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates.

         U. MAINTENANCE AND REPAIR. Each Contract requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such Equipment and the payment of all taxes (including sales and property taxes) relating to such Equipment.

         V. SCHEDULED PAYMENTS. Each Contract requires the Obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be).

         W. REPAIR OR REPLACEMENT OF DAMAGED EQUIPMENT. Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required either (i) to repair such Equipment, (ii) to make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value.

         X. NO TERMINATION BY LESSEE. None of the Lease Contracts permit the Obligor to terminate the Lease Contract prior to the latest Stated Maturity Date or to otherwise prepay the amounts due and payable thereunder except for a DE MINIMIS number of Lease Contracts which allow for an early termination or prepayment upon payment of an amount which is not less than the Required Payoff Amount.

         Y. PREPAYMENT OPTION. Any Loan Contract that permits the prepayment of the amount due thereunder, at the option of the Obligor, requires that the prepayment in full must be in an amount not less than the principal amount then outstanding plus accrued interest thereon to the date of such prepayment.

         Z. NO TRANSFER OF TITLE REQUIRED. It is not a precondition to the valid transfer or assignment of the Seller's interest in any of the Equipment related to any Contract that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority.

         AA. SCHEDULE OF CONTRACTS. The information with respect to the Contracts listed on the Schedule of Contracts attached to the Purchase Agreement is true, correct and complete in all material respects.

         BB. NO WAIVERS. No provisions of any Contract have been waived, altered or modified in any material respect, except as indicated in the Contract File.

         CC. NO CONSUMER LEASES. No Lease Contract is a "consumer lease" as defined in Article 2A of the UCC.

         DD. EQUIPMENT ACCEPTED. To the best of TCC's or the applicable Seller's knowledge, each Obligor has accepted the related Equipment and has had reasonable opportunity to inspect and test such Equipment.


                                    B-5